UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

ITEM 7.01          REGULATION FD DISCLOSURE

On March 8, 2018, NIC Inc. (the “Company”) issued a press release announcing the Company's 2018 financial guidance and the authorization of a stock buyback program.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will host a conference call, which will also be available by webcast, to discuss its 2018 financial guidance and the authorization of its stock buyback program at 4:30 p.m. EST on March 8, 2018.  The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 - Press release issued by NIC Inc. dated March 8, 2018, announcing its 2018 financial guidance and the authorization of a stock buyback program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date:	March 8, 2018

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